FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “First Amendment”) is made and entered into effective as of April 2, 2026 (the “Amendment Effective Date”), by and between GIPGA 2383 LAKE HARBIN ROAD, LLC, a Delaware limited liability company (“Seller”), and VANGUARD ASSET HOLDINGS, LLC, SERIES 102, a Delaware limited liability company (“Purchaser”).

RECITALS

A.
Seller and Purchaser previously entered into that certain Purchase and Sale Agreement having an Effective Date of March 23, 2026 (the “Agreement”), regarding certain real property located in the City of Morrow, Clayton County, Georgia, and more particularly described in the Agreement.

B.
Seller and Purchaser desire to amend the Agreement in the manner provided for in this First Amendment.

C.
All capitalized terms used in this First Amendment shall have the same meanings ascribed to them in the Agreement, unless otherwise indicated herein to the contrary.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
Recitals. The above-referenced recitals are true and correct and hereby incorporated into this First Amendment for all purposes.

2.
Ratification. The Agreement is hereby ratified as of the date hereof and declared in full force and effect as of such date, as modified and amended hereby. From and after the last date of execution of this First Amendment, all references to the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

3.
Due Diligence Period. Purchaser hereby acknowledges and agrees that (i) the Due Diligence Period shall be deemed to have expired as of the Amendment Effective Date, and (ii) Purchaser shall no longer have any right to terminate the Agreement pursuant to Section 8.0 of the Agreement.

4.
Purchase Price. Section 2.0 of the Agreement is hereby amended such that the Purchase Price originally set forth therein (i.e., $1,558,000.00) shall be reduced by the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the “Purchase Price Reduction”) for certain heating, air conditioning, and ventilation system, pavement, landscaping, and drive-through repairs on the Property, and the Purchase Price shall hereafter be the sum of One Million Four Hundred Fifty-Eight Thousand and No/100 Dollars ($1,458,000.00).

5.
Earnest Money. As consideration for Seller providing Purchaser with the Purchase Price Reduction, Purchaser shall deliver to Escrow Agent an additional sum of Fifty Thousand Dollars ($50,000.00) ("Additional Earnest Money") paid in cash upon execution of this First Amendment, to be held by Escrow Agent in the same account as the Earnest Money currently held by Escrow Agent pursuant to Section 2.1 of the Agreement ("Initial Earnest Money"), and applied to the Purchase Price on the date of the Closing. The Initial Earnest Money and the Additional Earnest Money are hereinafter, collectively, referred to as the "Earnest Money". The Earnest Money shall be deemed non-refundable as of the Amendment Effective Date, except as otherwise set forth in the Agreement.

6.
Repairs. As consideration for Seller providing Purchaser with the Purchase Price Reduction, Purchaser hereby acknowledges and agrees that as of the Amendment Effective Date, Purchaser shall automatically be deemed, on behalf of itself and on behalf of its transferees and their respective successors and assigns, to waive, relinquish, release and forever discharge Seller and Seller's Affiliates from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees) of any and every kind or character, known or unknown, by reason of or arising out of any heating, air conditioning, and ventilation systems, pavement, landscaping, drive-through, and/or related equipment, systems, and facilities, as applicable, all as located on the Property, to the same extent provided in Section 21 with respect to the remainder of the Property. The provisions of this Section 5 shall survive the Closing.

7.
No Further Amendments. In the event of any inconsistencies between the terms and provisions of this First Amendment and the terms and provisions of the Agreement, the terms and provisions of this First Amendment shall control.

8.
Counterparts. This First Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to another to physically form one document. Facsimile copies or other electronic scans or reproductions of this First Amendment and the signatures thereon shall have the same force and effect as if the same were original.

[SIGNATURES ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, Seller and Purchaser have entered into this First Amendment to Purchase and Sale Agreement as of the Amendment Effective Date.

SELLER:

GIPGA 2383 LAKE HARBIN ROAD, LLC,

a Delaware limited liability company

By:

David Sobelman,

its President

Execution Date: April _____, 2026

PURCHASER:

VANGUARD ASSET HOLDINGS, LLC, SERIES 102,

a Delaware limited liability company

By:

Nizar Omar,

its Manager

Execution Date: April _____, 2026